Exhibit 99.2

OFFER TO EXCHANGE

Up to $750,000,000 aggregate principal amount of 7.25% Senior Notes due 2017 for

a like aggregate principal amount of 7.25% Senior Notes due 2017, which have been registered under the Securities Act of 1933, as amended of

VWR FUNDING, INC.

To DTC Participants, including Brokers, Dealers, Commercial

Banks, Trust Companies and other Nominees:

Enclosed for your consideration are a prospectus, dated                , 2013 (as it may be amended or supplemented from time to time, the “Prospectus”), and a letter of transmittal (the “Letter of Transmittal”), which together constitute the offer to exchange (the “Exchange Offer”) up to $750,000,000 aggregate principal amount of outstanding 7.25% Senior Notes due 2017 of VWR Funding, Inc. (the “Issuer”) (together with the guarantees thereof, the “Old Notes”), for a like aggregate principal amount of 7.25% Senior Notes due 2017, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), of VWR Funding, Inc. (together with the guarantees thereof, the “Exchange Notes”).

The terms of the Exchange Notes are identical in all material respects (including, but not limited to, principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes (i) will be freely tradable in the United States by persons not affiliated with the Issuer or any guarantor of the Old Notes, (ii) will not bear legends restricting their transfer and (iii) will not contain the registration rights and additional interest provisions of the Old Notes. The Issuers will accept for exchange all Old Notes validly tendered and not validly withdrawn according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed are copies of the following documents:

•	The Prospectus;

•

The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

•	A form of Notice of Guaranteed Delivery; and

•

A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Old Notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offer.

Your prompt action is requested. Please note that the Exchange Offers will expire at 12:00 midnight, New York City time, on                , 2013, or such later date and time to which the Issuer may extend the Exchange Offer (the “Expiration Date”).

To participate in the Exchange Offers certificates for Old Notes, together with a duly executed and properly completed Letter of Transmittal (or facsimile thereof), or a timely confirmation of a book-entry transfer of such Old Notes into the account of The Law Debenture Trust Company of New York (the “Exchange Agent”), at the book-entry transfer facility, with any required signature guarantees and any other required documents, must be received by the Exchange Agent prior to 12:00 midnight, New York City time, on the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

The Issuer will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Old Notes pursuant to the Exchange Offer. However, the Issuer will pay or cause to be paid transfer taxes, if any, applicable to the tender of the Old Notes to them or their order, except as otherwise provided in the Prospectus and Letter of Transmittal.

If holders of the Old Notes wish to tender, but it is impracticable for them to forward their Old Notes prior to 12:00 midnight, New York City time, on the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in “Exchange Offer —Procedures for Tendering Senior Notes” section of the Prospectus.

Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

Enclosures

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